Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Interact Holdings Group, Inc. (the “Registrant”) on Form 10-QSB for the quarter ended June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof, I, Jeffrey W. Flannery, Chief Executive Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of our knowledge and belief:

(1)	The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

November 15, 2007	By:	/s/ Jeffrey W. Flannery
Jeffrey W. Flannery
Chief Executive Officer, Chief Financial Officer